Exhibit 3(c)

                          Certificate of Incorporation

                                       of
                                  SAFE COM INC.
             Pursuant to Section 402 of the Business Corporation Law

It Is Hereby Certified That:

1.      The name of the corporation is SAFE COM INC.

2.      The purposes for which the corporation is formed are:

To do any act or activity for which corporations may be formed under the business corporation law, provided that the corporation shall not engage in any act or activity which requires the consent or approval of any state office, agency, board, department or any other body without first obtaining such consent or approval.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

3.      The office of the corporation shall be located in the County of Nassau.

4. The aggregate number of shares which the corporation shall be authorized to issue is 1000 with no par value.

5. The Secretary of State is hereby designated as agent of the corporation upon whom process against the corporation may be served. The Post Office address to which the Secretary of State shall mail a copy of any such process is:

C/O KORN & SPIRN, ESQ. 5O CLINTON STREET HEMPSTEAD, NY  11550

6. No Director of this corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his act or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.


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In Witness Whereof, the undersigned  incorporator affirms under the penalties of perjury that the statements contained herein are true.

Dated: 7/14/99

/s/ Mirtha Mercedes
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Mirtha Mercedes
30 East 40th Street, Ste. 605
New York, NY  10016